SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _______________________


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  May 15, 2000

                           Newmont Mining Corporation
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             (Exact name of registrant as specified in its charter)


          Delaware                    1-1153                13-2526632
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(State or Other Jurisdiction     (Commission File        (I.R.S. Employer
     of  Incorporation)              Number)             Identification Number)


                   1700 Lincoln Street, Denver, Colorado 80203
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               (Address of principal executive offices) (zip code)

                                 (303) 863-7414
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              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.

     For purposes of this Registration Statement, the "Corporation" shall mean the surviving company pursuant to the merger (the "Merger"), effective as of May 15, 2000, 5:00 pm Eastern Daylight Savings Time (the "Effective Time"), of Newmont Mining Corporation ("Newmont Mining") with and into its wholly-owned subsidiary, Newmont Gold Company ("Newmont Gold"), whereby Newmont Gold became the surviving company and pursuant to the Merger changed its name to "Newmont Mining Corporation".

     On May 4, 2000, the shareholders of Newmont Mining approved the Merger pursuant to which the holding company structure between Newmont Mining and Newmont Gold would be eliminated.

     As of the Effective Time, the Corporation's certificate of incorporation and bylaws are substantially identical to Newmont Mining's certificate of incorporation and bylaws. The Corporation had the same directors as Newmont Mining at the time of the Merger, as well as the same officers as Newmont Gold had prior to the Merger, which includes all the officers of Newmont Mining at the time of the Merger. The Corporation also assumed all of Newmont Mining's benefit plans for employees and directors and each outstanding Newmont Mining stock option was converted into an identical option for the Corporation's stock.

     Pursuant to the Merger, Newmont Mining's shareholders automatically received one share of the Corporation's common stock (the "Common Stock") for each share of Newmont Mining common stock, along with the associated rights attaching pursuant to the Stockholders' Rights Plan which the Corporation is a successor to. There was no need to exchange share certificates because the conversion was automatic. The Corporation's Common Stock and associated rights have the same rights and privileges as the Newmont Mining common stock.

     The Common Stock and associated rights of the Corporation are deemed to be registered under Section 12(b) of the Exchange Act by operation of Rule 12g-3(a).

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                   By:/s/ T.J. Schmitt
                                      ---------------------------------------
                                      Name:   T.J. Schmitt
                                      Title:  Vice President & Secretary



Dated:  May 16, 2000